RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the incorporation by reference in this Registration Statement of Marine Exploration, Inc. on Form S-8, of my report dated September 8, 2009 on the consolidated financial statements of Marine Exploration, Inc. for the years ended June 30, 2008 and 2009, which report is included in the Annual Report on Form 10-K/A for 2009 filed with the Securities and Exchange Commission on April 28, 2010.

/s/ Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
CityplaceAurora, StateColorado
June 24, 2010